UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2004 (June 9, 2004)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-37173	52-2059888
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 4. Change in Registrant's Certifying Accountants

On June 9, 2004, Ernst & Young LLP advised the registrant, National Health Realty, Inc. (the "Company"), that such firm will resign as the Company's auditors upon completion of its review of the interim financial information for the second quarter of 2004 and filing of the Company's quarterly report on Form 10-Q for the quarter ending June 30, 2004.

The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Because the resignation of Ernst & Young LLP did not involve any disagreement with the Company, the Company's Audit Committee was not required to take any action regarding the resignation, other than to commence a search for a new auditing firm.

During the Company's most recent two fiscal years and from January 1, 2004 through June 9, 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in connection with its report.

During the Company's most recent two fiscal years and from January 1, 2004 through June 9, 2004, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of this Report to Ernst & Young LLP and requested that Ernst & Young LLP furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree. A copy of that letter is filed as Exhibit 16 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: June 15, 2004

Exhibit Index

Number	Exhibit
16	Letter to Securities and Exchange Commission
99	Press release, dated June 15, 2004

EXHIBIT 16

June 15, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 15, 2004, of National Health Realty, Inc. and are in agreement with the statements contained in the first, second, fourth, fifth and sixth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

EXHIBIT 99

For Release: June 15, 2004

Contact: Gerald Coggin, Senior V.P. Corporate Relations

Phone: (615) 9100, ext. 1221

NHR Announces the Resignation of Ernst & Young LLP

Murfreesboro, Tenn - National Health Realty, Inc. (AMEX: NHR), a long-term health care real estate investment trust, today announced the resignation of Ernst & Young LLP as the Company's auditors effective upon completion of its review of the interim financial information for the second quarter of 2004 and filing of the Company's quarterly report on Form 10-Q for the quarter ending June 30, 2004.

The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's most recent two fiscal years and from January 1, 2004 through June 9, 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in connection with its report.

The Company's Audit Committee has commenced a search for a new auditing firm.

NHR owns the real property of 16 skilled nursing facilities, six assisted living centers and one retirement center. NHI also owns first and second mortgage notes totaling $13.9 million. These notes are secured by operating skilled nursing facilities and other health care properties. Additional information including NHR's most recent press releases may be obtained on NHR's web site at www.nationalhealthrealty.com. The company trades on the American Stock exchange with the symbol NHR.